UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

National Presto Industries, Inc.
 Eau Claire, Wisconsin 54703

April 6, 2011

Dear Stockholder:

          We invite you to attend our annual meeting of stockholders. We will hold the meeting at our offices in Eau Claire on May 17, 2011 at 2:00 p.m. CDT.

          We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and vote on the items of business described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. If, however, you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

          Enclosed with this proxy, you should have received our annual report for 2010, which contains a description of our business and also includes audited financial statements for that year. If you did not receive a copy of the 2010 annual report, a copy will be made available at no charge by contacting us at 1-800-945-0199 Ext. 2119.

          We are always pleased to hear from our stockholders. If you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

          The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of National Presto, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 17, 2011, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect Randy F. Lieble and Joseph G. Stienessen as directors for a three-year term ending at the annual meeting to be held in 2014;

(2)	to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	to hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on March 17, 2011, will be entitled to vote at the meeting and any adjournment thereof.

Douglas J. Frederick
Secretary
April 6, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS ON MAY 17, 2011.

Our Notice of Annual Meeting of Stockholders, Proxy Statement
and 2010 Annual Report on Form 10-K are available on the
National Presto website at www.gopresto.com/proxy/.

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011

          The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on May 17, 2011, at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy. The proxy may be revoked by returning a later dated proxy, giving written notice of revocation to the Secretary of the Company, or attending the Annual Meeting and voting in person.

          At the Annual Meeting stockholders will be asked:

(1)	to elect Randy F. Lieble and Joseph G. Stienessen as directors for a three-year term ending at the annual meeting to be held in 2014;

(2)	to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	to hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

          Only stockholders of record as of the close of business on March 17, 2011 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is April 6, 2011.

          Under the New York Stock Exchange (“NYSE”) rules, if a broker holds a beneficial owner’s shares in its name and does not receive voting instructions from the beneficial owner, the broker has discretion to vote these shares on certain “routine” matters, including ratification of the appointment of BDO Seidman,

LLP as the Company’s independent registered public accounting firm. However, on non-routine matters, the broker must receive voting instructions from the beneficial owner, as it does not have discretionary voting power for these particular items. Non-routine matters include the election of directors, the advisory vote on the compensation of the Company’s named executive officers, and the advisory vote on the frequency of holding future advisory votes on executive compensation. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

          Directors are elected by a plurality of the votes cast, which means the individuals receiving the largest number of votes will be elected directors as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the directors.

          Approval of each of the other proposals at the Annual Meeting requires the affirmative approval of a majority of the votes cast. Abstentions do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” If a stockholder signs and returns a proxy card without specifying how to vote the shares, the person named as proxy on the proxy card will vote the shares FOR the election of the two director nominees, FOR the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm, FOR the approval of the compensation of the Company’s named executive officers, and for every “3 years” on the frequency of the non-binding advisory vote on executive compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The Company has 6,872,408 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 17, 2011. Each share of common stock is entitled to one vote.

          The following table sets forth information as to beneficial ownership of the Company’s common stock as of the record date by (i) each person known to the Company to hold more than 5% of such stock, (ii) each director, (iii) each current named executive officer in the Summary Compensation Table, and (iv) all directors and officers as a group. Unless otherwise indicated, all stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Maryjo Cohen	2,063,406	(1)	30%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	379,800	(2)	5.53%

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	799,716	(3)	11.64%

Donald E. Hoeschen	550	(4)	*

Lawrence J. Tienor	1,915	(4)	*

Randy F. Lieble	1,247	(4)	*

Joseph G. Stienessen	—		—

Richard N. Cardozo	—		—

Patrick J. Quinn	200		*

Douglas J. Frederick	465	(4)	*

All officers and directors as a group (8 persons)	2,067,783		30.1%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.
(1)

Includes 100,975 shares owned by the L.E. Phillips Family Foundation, Inc., a private charitable foundation of which Ms. Cohen is an officer and director and as such exercises shared voting and investment powers; 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” in which Ms. Cohen has sole voting power over all of these shares; and 288,939 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers; 1,299 shares held as restricted stock pursuant to the National Presto Industries Incentive Compensation Plan and 2,529 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution. Ms. Cohen disclaims beneficial ownership of the shares owned or held in trust for any other person, including family members, trusts, or other entities with which she may be associated.

(2)	Based on a Schedule 13G filed with the SEC on February 7, 2011.
(3)	Based on a Schedule 13G/A filed with the SEC on January 18, 2011.
(4)

These figures include shares held as restricted stock pursuant to the National Presto Industries Incentive Compensation Plan as well as shares of common stock that are owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company.

Section 16 (a) Beneficial Ownership Reporting Compliance

          Based upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC pursuant to Section 16(a) of the Securities and Exchange Act of 1934, the Company believes the reporting persons have filed timely reports during the fiscal year ended December 31, 2010.

Voting Trust Agreement

          Seven entities comprising trusts related to the Cohen family and extended family members have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027 unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for stockholder action.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

          Two directors will be elected at the Annual Meeting for a three-year term expiring at the 2014 Annual Meeting. The Restated Articles of Incorporation of the Company, as amended, currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Randy F. Lieble and Joseph G. Stienessen for a term that will expire at the Annual Meeting to be held in 2014.

          The Company believes that the nominees will be able to serve; but should any of the nominees be unable to serve as a director, the proxies will be voted for the election of such substitute nominee as the Board may propose.

Information Concerning Directors and Nominees

          All our directors bring to our Board a wealth of leadership experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance”. Information about the two nominees and the three directors, including certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole is provided immediately below.

Name	Age	Business Experience	Director Since
Nominees for Election To The Board – For A Term Ending 2014

Randy F. Lieble	57	Director from December 2006 to August 2007 and December 2008 to present. Vice President from October 2004 to August 2007 and September 2008 to present. Chief Financial Officer from November 1999 to August 2007 and September 2008 to present. Treasurer from November 1995 to August 2007 and September 2008 to present. Secretary from January 2009 to November 2009.	2008

Mr. Lieble’s experience as Chief Financial Officer and his 33 years as an employee of the Company during which he has been involved in virtually all phases of the business are invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders.

Name	Age	Business Experience	Director Since
Joseph G. Stienessen, CPA	66	Self employed as an accounting advisor and consultant since July 2007. Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm, from October 2004 to July 2007; prior to November 2003, Managing Partner of Stienessen, Schlegel and Company, LLC.	2005

Mr. Stienessen has extensive knowledge and experience in the areas of accounting and finance. His expertise in those areas is invaluable to Board discussions, judgments required for decision making that is in the best long term interest of the Company and its shareholders and to his fulfillment of his positions on the Nomination and Compensation Committees. His background also enables him to act as the financial expert for the Company’s Audit Committee.

Directors Continuing In Office – For A Term Ending 2013

Richard N. Cardozo	75	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University; Chairman, Brownstone Distributing.	1998

Mr. Cardozo has an extensive academic background in and practical knowledge of management. That background along with his experience, knowledge and long-standing service as a director of the Company and Chairman of Brownstone Distributing are invaluable to Board discussions, judgments required for decision making that is in the best long term interest of the Company and its shareholders and to his fulfillment of his positions on the Audit, Nomination, and Compensation Committees.

Patrick J. Quinn	61	Former Chairman and President, Ayres Associates, an engineering firm, from January 2001 and April 2000 respectively, until his retirement in December 2010. Director of Wisconsin Capital Funds, Inc. (a SEC regulated mutual fund company). Mr. Quinn also serves as a director of Future Wisconsin Housing (non-profit housing owner/developer), and the Eau Claire Community Foundation (non-profit).	2001

Mr. Quinn’s executive experience and business acumen, together with his 10 years of service as a director of the Company, are invaluable to Board discussions, judgments required for decision making that is in the best long term interest of the Company and its shareholders and to his fulfillment of his positions on the Audit, Nomination, and Compensation Committees.

Name	Age	Business Experience	Director Since
Director Continuing In Office – For A Term Ending 2012

Maryjo Cohen	58	Chair of the Board, President and Chief Executive Officer of the Company since May 1994.	1988

Ms. Cohen’s day-to-day leadership and experience as Chief Executive Officer as well as her 34 years as an employee of the Company are invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders.

The Board of Directors recommends that stockholders vote “FOR” the director nominees.

Corporate Governance

          During 2010, there were three Board of Directors meetings. Each of the directors attended all of the meetings of the Board of Directors, the 2010 Annual Meeting of Stockholders and all meetings of committees on which that director served. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com.

          The Board of Directors has determined that each of Messrs. Cardozo, Quinn and Stienessen qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn and Stienessen do not have a relationship with the Company, other than as a director, and are therefore independent.

          The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen. During 2010, the Audit Committee held six formal meetings. The Board has determined that Mr. Stienessen qualifies as an Audit Committee Financial Expert under SEC rules. The Nominating/Corporate Governance Committee met once in 2010. The Compensation Committee had two meetings in 2010.

          The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee are consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below, and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self evaluation process for the Board and its committees, and such other functions as set forth in its charter.

          Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com, and are available in print upon request.

          The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the Presiding Director (Mr. Cardozo) of executive sessions attended by only non-management directors. The Presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com.

          In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from stockholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by stockholders. Stockholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than February 17, 2012, with the submitting stockholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made by stockholders. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a director; and ability to fully perform the duties of a director. While candidates recommended by stockholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Stockholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new directors or the continued service of existing directors.

          The Company has not adopted any formal policies or procedures for the review, approval, or ratifica-tion of transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Corporate Code of Conduct does contain several provisions that should benefit the Board in reviewing such transactions.

          The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chair of the Board because she is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

          The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Compensation Committee Interlocks and Insider Participation

          The directors who served on the Compensation Committee during fiscal 2010 were Richard N. Cardozo, Patrick J. Quinn and Joseph G. Stienessen. The Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table below. Board member Ms. Cohen did not participate in decisions regarding her own 2010 compensation.

          None of the members of the Compensation Committee during fiscal 2010, or in the last three years, was an officer or employee of the Company, or had any related party transaction with the Company. During fiscal 2010, none of the executive officers of the Company served as a member of the board or compensation committee of any entity that has one or more officers serving as a member of the Company’s Board or Compensation Committee.

Director Compensation

          The fiscal 2010 compensation of non-employee directors of the Company is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2010

Name	Fees Earned or Paid in Cash ($) 2010
Patrick J. Quinn	32,500.00
Richard N. Cardozo	34,451.00
Joseph G. Stienessen	32,500.00

          Each non-employee director receives an annual retainer of $25,000. In addition, each director is paid $1,000 for each full day Board or committee meeting attended and $500 for each half day Board or committee meeting attended, and the Chairperson of each committee is paid an additional $500 per year. The Company reimburses basic and reasonable travel costs associated with attending a meeting of the Board or a committee that requires in excess of 100 miles of travel. Non-employee directors do not receive stock or stock-related compensation.

Audit Committee Report

          Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of his independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2010 year-end audited financial statements and have reviewed and discussed those statements with management.

          The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by BDO Seidman, LLP related to its 2010 audit, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2010 calendar year based upon the aforementioned review and discussion.

          Submitted by members of the Audit Committee:

Joseph G. Stienessen
Richard N. Cardozo
Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

          The Discussion and Analysis section addresses the material elements of the Company’s executive compensation program, including its compensation philosophy and objectives and the fashion in which it is to be administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables that follow. As used in this proxy statement, the term “named executive officers” means the Company’s CEO and CFO for the 2010 fiscal year as well as the three other current executive officers named in the Summary Compensation Table on page 14. In this discussion and analysis, the term “Committee” means the Compensation Committee of the Board.

Compensation Objectives and Philosophy

          The Company’s executive compensation program is intended to:

•	Provide fair compensation to executive officers based on their performance and contributions to the Company;

•	Provide incentives that attract and retain key executives;

•	Instill a long-term commitment to the Company; and

•	Develop pride and a sense of ownership.

          The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of its competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase stockholder value.

          The principal element of the executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made. The Company provides health and life insurance benefits, a 401(k) program with a generous Company contribution and other welfare benefits that are available to all of its salaried employees on a non-discriminatory basis. Awards of restricted stock are part of the executive compensation program. The Committee believes that restricted stock awards reward performance and align the interests of executives with the long-term interests of stockholders.

          The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described below.

Compensation Process

          The Committee has the responsibility to determine and approve the compensation of the executive officers, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers and to make recommendations to the Board with respect to incentive plans.

          The Committee met on November 17, 2009 to review compensation matters and establish the base salary of the Chief Executive Officer for 2010. On the same date, the Board established the base salaries of other executive officers. In recommending base salaries for the other executive officers for 2010, the Committee considered recommendations by the Chief Executive Officer. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The Chief Executive Officer does provide the Committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant to assist in its review or determination of executive compensation in 2010.

Elements of Our Executive Compensation Program

          Base Salary and Benefits. The base salaries for executive officers are intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities.

          The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided in the communities in which they reside, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

          Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses. To this end, the Company’s executive officers may from time to time identify executive officer contributions to the overall performance of the Company to the Committee and request that the Committee consider approving a bonus to reward such performance. In 2010, the Committee made discretionary bonuses to Messrs. Lieble, Hoeschen, Tienor and Frederick for their contributions to corporate performance.

          Incentive, Equity, and Deferred Compensation. Historically, the Company did not feel this type of compensation was necessary because the Company has experienced low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation. It has found, however, that SEC insider trading restrictions are such that it is difficult for executives to purchase stock on the open market without violating insider trading rules. Accordingly, with the stockholders’ adoption of the National Presto Industries Incentive Compensation Plan on May 18, 2010, the Compensation Committee has the authority to grant restricted stock awards at its discretion based on an employee’s noteworthy performance. In order to create ownership as well as provide incentives for future performance, in

November 2010, the Committee decided to grant restricted stock to the named executive officers and two other key employees. The awards are denominated in dollars but were payable in common stock based on the closing stock price on the NYSE on December 31, 2010 ($130.01). The Committee determined the dollar value of the awards based on job responsibilities, experience, individual performance in 2010 as well as recommendations of the CEO. Those awards made in 2010 recognized contributions made to corporate performance.

          Perquisites. In 2010, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

          Termination and Change in Control Arrangements. The Company does not maintain any employment or change in control agreements for its executive officers.

          Tax Considerations. The Committee is aware that, except for certain plans approved by stockholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and this proxy statement.

          Submitted by the Company’s Compensation Committee:

Richard N. Cardozo

Patrick J. Quinn

Joseph G. Stienessen

SUMMARY COMPENSATION TABLE

          The following table sets forth compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2010 and for each of the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards for 2009 and 2010(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

Maryjo Cohen	2010	473,077		141,145				17,150	631,372
Chair of the Board,
President, Chief	2009	424,038						17,150	441,188
Executive Officer,
and Director	2008	398,846						16,100	414,946

Randy F. Lieble	2010	348,077	35,000	59,443				17,150	459,670
Vice President,
Treasurer, and Chief	2009	300,000	30,000					17,150	347,150
Financial Officer(4)
	2008	86,538						6,058	92,596

Donald E. Hoeschen	2010	264,418	7,000	28,737				17,150	317,305
Vice President–
Sales	2009	249,485						17,150	266,635

	2008	239,639						16,100	255,739

Lawrence J. Tienor	2010	224,481	6,000	28,737				15,714	274,932
Vice President–
Engineering	2009	211,115						14,778	225,893

	2008	200,692						44,938	245,630

Douglas J. Frederick,	2010	198,077	20,000	41,563				13,865	273,505
General Counsel and
Secretary(5)	2009	129,616						9,073	138,689

(1)	Amounts shown for 2010 represent discretionary cash bonuses granted with respect to 2010 performance but paid in January 2011.
(2)

These amounts reflect the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant and do not reflect the actual amounts earned. The amounts reflect the aggregate grant date fair value of (i) stock awards granted on November 16, 2010 for performance in 2010 and (ii) stock awards approved for grant on November 17, 2009 for performance in 2009 but subject to stockholder approval of the Company’s Incentive Compensation Plan at the May 18, 2010 Annual Meeting. In accordance with SEC rules, the 2009 stock awards are reported in 2010 in the above table.

(3)	For 2010, All Other Compensation includes 401(k) employer contributions. For 2009, All Other Compensation includes 401(k) employer contributions.

(4)

Mr. Lieble resigned as Vice President, Chief Financial Officer, Treasurer and Secretary effective August 27, 2007 and returned as Vice President, Chief Financial Officer and Treasurer effective September 8, 2008.

(5)	Mr. Frederick was appointed Secretary on November 17, 2009.

Grants of Plan-Based Awards During Fiscal Year 2010

          The following table shows all plan-based awards granted to the named executive officers during fiscal 2010.

									All Other Stock Awards: Number of Shares of Stock or Stock Units ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

		Committee Action Date
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Name

Maryjo	5/18/	11/17/							100,000			98,317
Cohen	2010	2009
	11/16/	11/16/							50,000			42,828
	2010	2010

Randy F.	5/18/	11/17/							30,000			29,441
Lieble	2010	2009
	11/16/	11/16/							35,000			30,002
	2010	2010

Donald E.	5/18/	11/17/							25,000			24,499
Hoeschen	2010	2009
	11/16/	11/16/							5,000			4,238
	2010	2010

Lawrence	5/18/	11/17/							25,000			24,499
J. Tienor	2010	2009
	11/16/	11/16/							5,000			4,238
	2010	2010

Douglas J.	5/18/	11/17/							25,000			24,499
Frederick	2010	2009
	11/16/	11/16/							20,000			17,064
	2010	2010

(1)	These amounts reflect stock awards denominated in dollars but payable in restricted stock under the Incentive Compensation Plan.
(2)

These amounts reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the grant date and do not reflect the actual amounts earned.

          The stock awards granted on May 18, 2010 were payable in common stock based on a per share price of $109.23, the closing price of the Company’s common stock on December 31, 2009, and were paid as follows: Ms. Cohen, 915 shares; Mr. Lieble, 274 shares; Mr. Hoeschen, 228 shares; Mr. Tienor, 228 shares; and Mr. Frederick, 228 shares. The restricted stock awards will vest 100% on March 15, 2015. The executive officers have voting and dividend rights in the restricted shares.

          The stock awards granted on November 16, 2010 were payable in common stock based on a per share price of $130.01, the closing price of the Company’s common stock on December 31, 2010, and were paid as follows: Ms. Cohen, 384 shares; Mr. Lieble, 269 shares; Mr. Hoeschen, 38 shares; Mr. Tienor, 38 shares; and Mr. Frederick, 153 shares. The restricted stock awards will vest 100% on March 15, 2016. The executive officers have voting and dividend rights in the restricted shares.

Outstanding Equity Awards At 2010 Fiscal Year-End

          The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2010.

		STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Maryjo Cohen	5/18/2010	915	118,959
	11/16/2010	384	49,924

Randy F. Lieble	5/18/2010	274	35,623
	11/16/2010	269	34,973

Donald E. Hoeschen	5/18/2010	228	29,642
	11/16/2010	38	4,940

Lawrence J. Tienor	5/18/2010	228	29,642
	11/16/2010	38	4,940

Douglas J. Frederick	5/18/2010	228	29,642
	11/16/2010	153	19,892

(1)	The restricted stock granted on 5/18/2010 vests 100% on March 15, 2015. The restricted stock granted on 11/16/2010 vests 100% on March 15, 2016.
(2)	Calculations based on the closing price of the Company’s common stock of $130.01 on December 31, 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

          No options were granted or exercised by the named executive officers and no stock awards vested during fiscal 2010.

PROPOSAL NUMBER 2
RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The Board of Directors is submitting the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2011 for ratification in order to ascertain the views of stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. If stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider its selection, but it retains the sole responsibility for appointing and terminating the Company’s independent registered public accounting firm.

          It is anticipated that a representative of the accounting firm will be present at the Annual Meeting via telephone.

          The Board of Directors recommends a vote “FOR” the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits.

          The following fees have been incurred by the Company:

	Audit Fees(1)	Audit Related Fees	Tax Fees(2)	All Other Fees
Year ended December 31, 2010(3)	$352,000	$—	$29,500	$—

Year ended December 31, 2009(4)	$351,000	$—	$29,500	$—

(1)	Includes audit fee for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses.
(2)	Includes tax return preparation, planning and compliance filings.
(3)	Fees for 2010 are estimates.
(4)	Fees for 2009 reflect final amounts billed.

          In accordance with the Audit Committee charter, the Audit Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services. The Audit Committee approved all services provided by BDO Seidman during fiscal years 2010 and 2009.

PROPOSAL NUMBER 3
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

          As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is not binding on the Company or the Board, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

          As described in the “EXECUTIVE COMPENSATION AND OTHER INFORMATION” section of this proxy statement beginning on page 11, we believe that our Executive Compensation Program (1) provides a competitive total compensation program that enables us to attract, retain and motivate executive management employees, and (2) aligns the interests of the named executive officers with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by rewarding individual performance. For these reasons, we recommend that stockholders vote in favor of the following resolution:

          “RESOLVED, that the stockholders hereby approve the compensation of National Presto Industries, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

          The Board of Directors recommends a vote “FOR” approval of this resolution.

PROPOSAL NUMBER 4
ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

          In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation in Proposal Number 3 above (commonly referred to as a “say-on-pay” vote), the Company this year is providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

          The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the “Corporate Governance” section in this proxy statement for information about communicating with the Board.

          Although this advisory vote on the frequency of the “say on pay” vote is not binding on the Company or the Board, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

          The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The Board of Directors unanimously recommends that you vote for the option of every “3 years” for future advisory votes on executive compensation.

OTHER MATTERS

          The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. If any other matter is properly presented for a vote at the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

          The 2010 Annual Report is enclosed with this Proxy Statement and contains the Company’s financial statements for the fiscal year ended December 31, 2010. National Presto Industries, Inc. 2010 Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Douglas J. Frederick, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199 Ext. 2119. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

STOCKHOLDER PROPOSALS

          The Company expects the 2012 Annual Meeting of Stockholders will be held on May 15, 2012. Therefore, any stockholder who desires to present a proposal at the 2012 Annual Meeting, must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

Not later than December 8, 2011, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2012 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not later than February 17, 2012, if the proposal is submitted pursuant to the Company’s bylaws in which case the Company is not required to include the proposal in its proxy materials.

          Stockholders may present a proposal at the 2012 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for Director at the 2012 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by February 17, 2012.

BY ORDER OF THE BOARD OF DIRECTORS
Douglas J. Frederick, Secretary

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
May 17, 2011

Please sign and return the
enclosed proxy card promptly.

National Presto Industries, Inc.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and 2010 Annual Report on Form 10-K are available at www.gopresto.com/proxy/.

NATIONAL PRESTO INDUSTRIES, INC. Proxy

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Maryjo Cohen as proxy, with the power to appoint substitutes, and hereby authorizes her to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on March 17, 2011, at the Annual Meeting of Stockholders to be held on May 17, 2011 and any adjournment thereof.

Eau Claire, Wisconsin 54703

Telephone (715) 839-2119

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3 and “3 years” on Proposal 4.

1.	Election of Directors	FOR all nominees (except as marked to the contrary below)	WITHHOLD from all nominees
Nominees:
	Randy F. Lieble Joseph G. Stienessen	☐	☐

To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

					For	Against	Abstain

2.	Ratify the appointment of BDO Seidman, LLP as National Presto’s independent registered public accounting firm for the fiscal year ending December 31, 2011.				☐	☐	☐
3.	To approve, on a non-binding advisory basis, the compensation of National Presto’s named executive officers.				☐	☐	☐
4.	Non-binding advisory vote on the frequency of future advisory votes on executive compensation.
	3 years ☐	2 years ☐	1 year ☐	Abstain ☐

In her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3 and “3 years” for Proposal 4.

[Name and Address]

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

	DATED	, 2011

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Signature if held jointly